[Letterhead of Ghassemi, Phoel & Company]

                                                               November 13, 1998

Security and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                                        Re:  Megadata Corporation
                                             Commission File # 0-7642

Gentlemen:

We have read the above referenced Registrant's response to item 4 - Changes in Registrant's Certifying Accountant with respect to its Current Report on Form 8K/A dated October 28, 1998 and concur with the statements made therein.



Yours truly,


/s/ Sy Ghassemi


Sy Ghassemi C.P.A.
Ghassemi, Phoel & Co.